EXHIBIT 99.1

Company Contact:

Michael Anthofer

EVP and CFO

408-321-6711

Judy Erkanat

Media Relations

408-321-6751

Tessera Appoints Bernard Cassidy as Senior Vice President and General Counsel

SAN JOSE, Calif. – Nov. 18, 2008 – Tessera Technologies, Inc. (NASDAQ: TSRA) announced today that Bernard J. “Barney” Cassidy has been appointed senior vice president and general counsel, effective immediately. Cassidy will report to CEO and President Henry R. “Hank” Nothhaft.

Cassidy succeeds Scot Griffin, who was promoted to executive vice president of Micro-electronics, and is responsible for the company’s semiconductor packaging technology businesses. Griffin remains responsible for Tessera’s current legal efforts to protect its chip scale packaging (CSP) intellectual property.

“We are delighted Barney has agreed to join the Tessera management team,” said Nothhaft. “He brings to Tessera more than 20 years legal experience, including intellectual property management, mergers and acquisitions, corporate governance and public company regulatory compliance. His solid legal background makes him an ideal fit for Tessera.”

“Tessera has industry-leading expertise in licensing and protecting its valuable intellectual property, and developing and acquiring complementary technologies,” said Cassidy. “I look forward to working with the team to help further expand Tessera’s innovation worldwide.”

Cassidy, 54, joins Tessera from Tumbleweed Communications Corp., an enterprise software company, where he was senior vice president and general counsel until the company was acquired by Axway, Inc. Prior to Tumbleweed, Cassidy practiced law both at Wilson, Sonsini, Goodrich and Rosati in Palo Alto, California, and at Skadden, Arps, Slate, Meagher and Flom in San Francisco, California.

Cassidy holds a J.D. from Harvard Law School, where he was an editor of the Harvard Law Review and a research assistant to Professor Arthur R. Miller. Immediately after law school he served as a law clerk to the Honorable John T. Noonan, Jr. of the U.S. Court of Appeals for the Ninth Circuit in San Francisco, California. He also holds a M.A. in Philosophy from the University of Toronto and a B.A. in Philosophy from Loyola University.

About Tessera

Tessera is a leading provider of miniaturization technologies for the electronics industry. The company licenses its innovations, as well as delivers products based on these innovations to promote the development of the supply chain infrastructure, thus enabling manufacturers to get the right product to market, at the right time. Tessera is headquartered in San Jose, California. For information call 1.408.894.0700 or go to www.tessera.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2008, include more information about factors that could affect the company’s financial results.

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